CREDIT SUISSE FIRST BOSTON                                                               Exhibit 20                Page 1
                                       AUTOFINANCE GROUP, INC.

                      MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                              January 1, 1998 through January 31, 1998

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------

(A) Original Total Portfolio                                                                               $110,004,479.62
(B) Class A Noteholders' Percentage                                                                                  67.00%
(C) Original Class A Note Balance                                                                           $73,703,000.00
(D) Class A Note Rate                                                                                                 6.20%
(E) Class B Noteholders' Percentage                                                                                  17.00%
(F) Original Class B Note Balance                                                                           $18,700,000.00
(G) Class B Note Rate                                                                                                 6.40%
(H) Class C Noteholders' Percentage                                                                                  10.00%
(I) Original Class C Note Balance                                                                           $11,000,000.00
(J) Class C Note Rate                                                                                                 7.00%
(K) Class D Certificateholders' Percentage                                                                            6.00%
(L) Original Class D Certificate Balance                                                                     $6,601,479.62
(M) Class D Certificate Rate                                                                                          0.00%
(N) Servicing Fee Rate                                                                                                3.50%
(O) Original Weighted Average Coupon (WAC)                                                                           20.03%
(P) Original Weighted Average Remaining Term (WAM)                                                                   54.45 months
(Q) Number of Contracts                                                                                              9,006
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                                   5,500,223.98
    (ii)  Minimum Specified Reserve Balance                                                                   2,200,089.59
    (iii) Initial Deposit                                                                                     1,650,067.19

(S) Noteholders' Percentage                                                                                          94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                              Total Trust
------------------------------------------------                                                              -----------

(A) Total Portfolio Outstanding                                                                             $98,007,210.00
(B) Total Portfolio Pool Factor                                                                                  0.8909384
(C) Class A Note Balance                                                                                    $65,317,329.15
(D) Class A Principal Factor                                                                                     0.8862235
(E) Class A Interest Carryover Shortfall                                                                              0.00
(F) Class A Principal Carryover Shortfall                                                                             0.00
(G) Class B Note Balance                                                                                    $16,572,379.07
(H) Class B Principal Factor                                                                                     0.8862235
(I) Class B Interest Carryover Shortfall                                                                              0.00
(J) Class B Principal Carryover Shortfall                                                                             0.00
(K) Class C Note Balance                                                                                     $9,748,458.28
(L) Class C Principal Factor                                                                                     0.8862235
(M) Class C Interest Carryover Shortfall                                                                              0.00
(N) Class C Principal Carryover Shortfall                                                                             0.00
(O) Class D Certificate Balance                                                                              $6,369,043.50
(P) Reserve Account Balance                                                                                   3,165,701.16
(Q) Payahead Account Balance                                                                                    134,984.27
(R) Aggregate Subordinated Servicing Fees to Date                                                             1,240,396.31
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                               0.00
(T) Cumulative Net Losses for All Prior Periods                                                               3,190,717.26
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                             19.99%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                                     50.77 months
(W) Number of Contracts                                                                                              8,393

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                        $1,746,369.14
    (ii)  Interest Payments Received                                                                          1,522,649.47
    (iii) Repurchased Loan Principal                                                                             66,467.75
    (iv)  Repurchased Loan Interest                                                                               1,017.55
(B) Partial Prepayments - Amount Added to Payahead Account                                                       58,919.08
(C) Amount Applied From Payahead Account                                                                              0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                             19.97%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                                 49.82 months
(F) Remaining Number of Contracts                                                                                    8,165
(G) Delinquent Contracts
                                                                                  Contracts                         Amount
                                                                                  ---------                         ------

    (i)   30-59 Days Delinquent                                                    200          2.45%        $2,362,475.78     2.51%
    (ii)  60-89 Days Delinquent                                                      0          0.00%                 0.00     0.00
    (iii) 90 Days or More Delinquent                                                 0          0.00%                 0.00     0.00

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                               $1,292,840.85
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                                  $2,126,595.77
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                        732,255.80
    (iii) Recoveries on Previously Liquidated Contracts                                                         101,499.12
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                                    239


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated September 1, 1997, and is correct, to the best of my knowledge.

                                               Controller                                          02-10-98
/s/ Thomas R. Blend
----------------------------------------------------------                                         ------------
Signature                                      Title                                               Date

CREDIT SUISSE FIRST BOSTON                                                             Exhibit 20              Page 2
                                            AUTOFINANCE GROUP, INC.

                           MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                    January 1, 1998 through January 31, 1998
I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                               $1,746,369.14
(B) Interest Payments Received (C(A)ii)                                                                1,522,649.47
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                             833,754.92
(D) Principal on Repurchased Contracts (C(A)iii)                                                          66,467.75
(E) Interest on Repurchased Contracts (C(A)iv)                                                             1,017.55
                                                                                                 ------------------

(F) Total Collections (A+B+C+D+E)                                                                     $4,170,258.83

                                                                                                 ------------------

(G) Total Available Amount (F)                                                                        $4,170,258.83

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                               $1,746,369.14
(B) Principal on Repurchased Contracts (C(A)iii)                                                          66,467.75
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                          2,126,595.77
                                                                                                 ------------------
(D) Principal Distribution Amount (A+B+C)                                                             $3,939,432.66


(E) Current Servicing Fee (Subordinated)                                                                $285,854.36
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                      0.00
                                                                                                 ------------------
(G) Total Servicing Fees Payable                                                                               0.00
(H) Servicing Fees Paid from Collection Account                                                                0.00
(I) Reserve Account Draw for Servicing Fees Payable                                                            0.00
(J) Servicing Fee Shortfall                                                                                    0.00
(K) Current Subordinated Servicing Fee                                                                   285,854.36
(L) Aggregate Subordinated Servicing Fees Before (P)                                                   1,526,250.67

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                                 $337,472.87
    (ii)   Class A Interest Distributable Amount                                                         337,472.87
    (iii)   Class A Monthly Principal Distributable Amount                                             2,639,450.74
    (iv)   Class A Principal Distributable Amount                                                      2,639,450.74
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                             $2,976,923.61
    (vi) Class A Interest Paid from Collection Account                                                   337,472.87
    (vii) Reserve Account Draw for Class A Interest Payable                                                   $0.00
    (viii) Class A Interest Carryover Shortfall                                                               $0.00
    (ix) Class A Principal Paid from Collection Account                                                2,639,450.74
    (x) Reserve Account Draw for Class A Principal Payable                                                     0.00
    (xi) Class A Principal Carryover Shortfall                                                                 0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                                  $88,386.02
    (ii)   Class B Interest Distributable Amount                                                          88,386.02
    (iii)   Class B Monthly Principal Distributable Amount                                               669,684.12
    (iv)   Class B Principal Distributable Amount                                                        669,684.12
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                               $758,070.14
    (vi) Class B Interest Paid from Collection Account                                                    88,386.02
    (vii) Reserve Account Draw for Class B Interest Payable                                                   $0.00
    (viii) Class B Interest Carryover Shortfall                                                               $0.00
    (ix) Class B Principal Paid from Collection Account                                                  669,684.12
    (x) Reserve Account Draw for Class B Principal Payable                                                     0.00
    (xi) Class B Principal Carryover Shortfall                                                                 0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                                  $56,866.01
    (ii)   Class C Interest Distributable Amount                                                          56,866.01
    (iii)   Class C Monthly Principal Distributable Amount                                               393,931.84
    (iv)   Class C Principal Distributable Amount                                                        393,931.84
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                               $450,797.85
    (vi) Class C Interest Paid from Collection Account                                                    56,866.01
    (vii) Reserve Account Draw for Class C Interest Payable                                                   $0.00
    (viii) Class C Interest Carryover Shortfall                                                               $0.00
    (ix) Class C Principal Paid from Collection Account                                                  378,399.07
    (x) Reserve Account Draw for Class C Principal Payable                                                15,532.77
    (xi) Class C Principal Carryover Shortfall                                                                 0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                $1,526,250.67
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                             0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                       $1,526,250.67

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                       $236,365.96
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                                0.00

CREDIT SUISSE FIRST BOSTON                                                                       Exhibit 20         Page 3
                                              AUTOFINANCE GROUP, INC.

                             MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                      January 1, 1998 through January 31, 1998

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                                   $134,984.27
(B) Amounts Applied to Payahead Account (C(B))                                                          58,919.08
(C) Amounts Withdrawn from Payahead Account (C(C))                                                           0.00
                                                                                                  ----------------
(D) Ending Period Balance                                                                             $193,903.35

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                                            Begin. of Period        End of Period
                                                                            ----------------        -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                               $98,007,210.00         $94,067,777.34
    (ii)   Total Pool Factor                                                     0.8909384              0.8551268
    (iii)  Receivables Balance                                               98,007,210.00          94,067,777.34
    (iv)   Prefunding Account Balance                                                 0.00                   0.00
    (v)    Class A Note Balance                                             $65,317,329.15         $62,677,878.41
    (vi)   Class A Principal Factor                                              0.8862235              0.8504115
    (vii)  Class B Note Balance                                             $16,572,379.07         $15,902,694.95
    (viii) Class B Principal Factor                                              0.8862235              0.8504115
    (ix)   Class C Note Balance                                              $9,748,458.28          $9,354,526.44
    (viii) Class C Principal Factor                                              0.8862235              0.8504115
    (ix)   Class D Certificate Balance                                       $6,369,043.50          $6,132,677.54

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                              19.99%                19.97%
    (ii)  Weighted Average Remaining Maturity (WAM)                                  50.77 months          49.82 months
    (iii) Remaining Number of Contracts                                              8,393                 8,165



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------


(A) Beginning RA Balance (B(H))                                                                     $3,165,701.16

(B) Draw for Servicing Fee (II(I))                                                                           0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                              0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                              0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                              0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                              0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                               0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                          15,532.77

(I) Overcollateralization Amount                                                                   $31,389,898.93
(J) Maximum Specified Reserve Balance                                                               14,110,166.60
(K) Specified Reserve Account Balance                                                               14,110,166.60

(L) Amount Available for Deposit to the RA                                                                   0.00
                                                                                                 ----------------

(M) RA Balance Prior to Release                                                                     $3,150,168.39
(N) Specified Reserve Account Balance                                                               14,110,166.60
(O) Reserve Account Release                                                                                  0.00

(P) Ending Reserve Account Balance                                                                  $3,150,168.39


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                     $1,292,840.85
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                 $2,126,595.77
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                      732,255.80
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                      101,499.12
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                               4,483,558.11

(D) Delinquent and Repossessed Contracts
                                                                               Contracts                Amount
                                                                               ---------                ------

    (i)   30-59 Days Delinquent (C(G)i)                                          200      2.45%     $2,362,475.78        2.51%
    (ii)  60-89 Days Delinquent (C(G)ii)                                           0      0.00%              0.00        0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                     0      0.00%              0.00        0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                     239      2.93%      2,739,366.01        2.91%


CREDIT SUISSE FIRST BOSTON                                                           Exhibit 20      Page 4
                                                AUTOFINANCE GROUP, INC.

                               MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                        January 1, 1998 through January 31, 1998


VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
--------------------------------------------------


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
    (i)   Second Preceeding Collection Period                                                         12.02%
    (ii)  Preceeding Collection Period                                                                15.83%
    (iii) Current Collection Period                                                                   15.83%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                         14.56%

(B)    Ratio of Balance of Contracts Delinquent 60 Days or More and Balance of Financed
       Vehicles Repossessed but not Charged off to the Outstanding Pool Balance as of Each
       Collection Period
    (i)   Second Preceeding Collection Period                                                          2.42%
    (ii)  Preceeding Collection Period                                                                 2.96%
    (iii) Current Collection Period                                                                    2.91%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                          2.77%

(C) Cumulative Net Loss Ratio                                                                          4.08%

(D) Loss and Delinquency Trigger Indicator                                           Trigger Was Hit!!


VIII. RECONCILIATION OF COLLECTION ACCOUNT
------------------------------------------


(A) Collection Account Beginning Balance (I(H))                                                4,170,258.83
(B) Servicing Fee Paid (II(H))                                                                         0.00
(C) Class A Interest Paid (II(M(vi)))                                                            337,472.87
(D) Class B Interest Paid (II(N(vi)))                                                             88,386.02
(E) Class C Interest Paid (II(O(vi)))                                                             56,866.01
(F) Class A Principal Paid (II(M(ix)))                                                         2,639,450.74
(G) Class B Principal Paid (II(N(ix)))                                                           669,684.12
(H) Class C Principal Paid (II(O(ix)))                                                           378,399.07
(I) Reserve Account Deposit                                                                            0.00
(J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                            0.00
(K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                          0.00
(L) Releases to Seller                                                                                 0.00


                                     AFG Receivables Trust 1997-B                              Exhibit 20     Page 5
                       Monthly Statement to Noteholders and Certificateholders
                                    Servicer: Key Bank USA, N.A.
                                Sub Servicer: AutoFinance Group, Inc.
                              Indenture Trustee: Bankers Trust Company
                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:       January 1, 1998 through January 31, 1998
Distribution Date:       02-17-98
Month:                   5

Statement for Class A, Class B and Class C Noteholders and Certificateholders Pursuant                         Per $1,000 of
Outstanding to Section 5.6 of the Sale and Servicing Agreement                                              Class A/Class B/Class C
                                                                                                              Certificate Amount
                                                                                                           -----------------------
(i)  Principal Distribution
          Class A Note  Amount                                                                   2,639,450.74    40.4096551
          Class B Note  Amount                                                                     669,684.12    40.4096551
          Class C Note  Amount                                                                     393,931.84    40.4096551
          Certificates  Amount                                                                     236,365.96    37.1116887


(ii)  Interest Distribution
          Class A Note  Amount                                                                     337,472.87    5.1666667
          Class B Note  Amount                                                                      88,386.02    5.3333332
          Class C Note  Amount                                                                      56,866.01    5.8333337



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)                94,067,777.34


(iv)   Class A Notes Balance (end of Collection Period)                                         62,677,878.41
        Class A Pool Factor (end of Collection Period)                                              0.8504115
        Class B Notes Balance (end of Collection Period)                                        15,902,694.95
        Class B Pool Factor (end of Collection Period)                                              0.8504115
        Class C Notes Balance (end of Collection Period)                                         9,354,526.44
        Class C Pool Factor (end of Collection Period)                                              0.8504115
        Certificates Balance (end of Collection Period)                                          6,132,677.54



(v)  Basic Servicing Fee                                                                           285,854.36    2.9166667


(vi)   Aggregate Net Losses                                                                      1,292,840.85


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                 3,150,168.39
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                14,110,166.60
        Draws on Reserve Account                                                                    15,532.77
        Deposits to Reserve Account                                                                      0.00


(viii)  Class A Notes Interest Carryover Shortfall                                                       0.00    0.0000000
         Class B Notes Interest Carryover Shortfall                                                      0.00    0.0000000
         Class C Notes Interest Carryover Shortfall                                                      0.00    0.0000000
         Class A Notes Principal Carryover Shortfall                                                     0.00    0.0000000
         Class B Notes Principal Carryover Shortfall                                                     0.00    0.0000000
         Class C Notes Principal Carryover Shortfall                                                     0.00    0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                    66,467.75


(x)  Delinquent Contracts
                                                                                           Number                 Balance
                                                                                   -----------------------------------------------
           30-59 Days                                                                                  200              2,362,475.78
           60-89 Days                                                                                    0                      0.00
           90 Days or More                                                                               0                      0.00